UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 9, 2008

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a) On December 9, 2008, Central Pacific Financial Corp. (“CPF”) issued a press release announcing that it has received preliminary approval to participate in the Capital Purchase Program (the “Capital Purchase Program”) under which the U.S. Department of the Treasury would purchase $135 million of senior preferred stock and $20 million in warrants to purchase common stock issued by CPF.  This press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this press release shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference.

(b) As of December 5, 2008, the members of the Board of Directors of Central Pacific Bank (the “Bank”), a wholly-owned subsidiary of CPF, entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions (collectively, the “Regulators”) to address certain issues raised in the Bank’s most recent regulatory examination in August, 2008.  The issues required to be addressed by management include, among other matters, to review and establish more comprehensive policies and methodologies relating to the adequacy of the allowance for loan and lease losses; the re-evaluation, development and implementation of strategic and other plans; to increase the Bank's leverage capital ratio to 9% within 120 days; and to obtain approval of the Regulators for the payment of cash dividends by the Bank to CPF.  The Bank had a leverage capital ratio of 8.3% at September 30, 2008, and, as of that date, would have required approximately $40 million in additional Tier 1 capital to satisfy the 9% requirement.  The capital to be received from the Capital Purchase Program will help satisfy the 9% requirement.

The Board and management are committed to addressing and resolving these issues on a timely basis.  Since completion of the regulatory examination, actions have already commenced to comply with many of these requirements, including working to improve our internal allowance for loan and lease losses policies and procedures and refining our strategic planning efforts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 9, 2008, of Central Pacific Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 9, 2008	By:	/s/ Dean K. Hirata
Dean K. Hirata
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 9, 2008, of Central Pacific Financial Corp.